Exhibit 4.4

FIRST AMENDMENT AND CONSENT

This First Amendment and Consent dated as of November 5, 2009 (this “Amendment”) relates to the Three Year Revolving Credit Facility Agreement dated as of February 17, 2009 (the “Credit Agreement”) among MEAD JOHNSON NUTRITION COMPANY, a Delaware corporation (“Holdings”), MEAD JOHNSON & COMPANY, a Delaware corporation (the “Company”), various lenders and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, Holdings intends to issue senior unsecured notes due 2014, 2019 and 2039 (collectively, the “Private Placement Notes”);

WHEREAS, Holdings intends to contribute the net proceeds of the Private Placement Notes to the Company for the purpose of repaying a portion of the BMS Intercompany Debt;

WHEREAS, Holdings has requested that concurrently with the issuance of the Private Placement Notes and the repayment of BMS Intercompany Debt as described above (collectively the “Refinancing Transaction”), Holdings become a Borrower under the Credit Agreement (having all rights and obligations then held and owed by the Company in its capacity as a Borrower) as contemplated by Section 5.17 of the Credit Agreement; and

WHEREAS, after giving effect to the Refinancing Transaction and upon becoming a Borrower under the Credit Agreement, Holdings desires to request Loans and use the proceeds thereof to make a contribution to the Company for the purpose of repaying the remaining balance of the BMS Intercompany Debt;

NOW THEREFORE, the parties hereto agree as follows:

Section 1 NOVATION. Pursuant to Section 5.17 of the Credit Agreement, (a) the Administrative Agent and Holdings agree that upon consummation of the Refinancing Transaction and delivery by Holdings and the Company to the Administrative Agent of a notice in the form of Exhibit A hereto (the “Novation Notice”), and without further action of any Person, Holdings shall become a Borrower under the Credit Agreement, having all rights and obligations then held by the Company in its capacity as a Borrower (and Holdings expressly assumes all such obligations) and the Company shall no longer be a Borrower (unless otherwise designated a Subsidiary Borrower in accordance with Section 2.19 of the Credit Agreement); and (b) the Company acknowledges that upon Holdings becoming a Borrower, the Company shall become an Original Guarantor under the Credit Agreement (such events, collectively, the “Novation”). References in the Credit Agreement to the “Company” shall be deemed to be references to Holdings unless the context otherwise requires. Holdings will deliver to the Administrative Agent written confirmation that the Refinancing Transaction has been consummated immediately following the consummation of the Refinancing Transaction.

Section 2 AMENDMENTS. In furtherance of Section 1 above, the Administrative Agent, Holdings and the Company agree that concurrently with the effectiveness of the Novation, the definitions of “Borrower” and “Original Guarantors” in Section 1.1 of the Credit Agreement shall be amended in their entirety to read as follows:

“Borrower” shall mean Holdings or any Borrowing Subsidiary.

“Original Guarantors” shall mean (a) with respect to any obligations of Holdings and any Borrowing Subsidiary, the Company; and (b) with respect to the obligations of any Borrowing Subsidiary, Holdings.

Section 3 CONSENT. Notwithstanding Section 5.17 of the Credit Agreement or any other provision of any Loan Document, the Required Lenders consent to Holdings using the proceeds of Loans to make a contribution to the Company for the purpose of repaying BMS Intercompany Debt.

Section 4 REPRESENTATIONS AND WARRANTIES. Holdings and the Company represent and warrant to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date and (b) the Private Placement Notes constitute Refinancing Debt.

Section 5 EFFECTIVENESS.

5.1 Effectiveness of Novation Provisions and Amendments. Sections 1 and 2 hereof shall become effective when (a) the Administrative Agent, Holdings and the Company have signed counterparts hereof and, in the case of Holdings and the Company, have delivered such counterparts to the Administrative Agent, (b) Holdings and the Company have delivered the Novation Notice to the Administrative Agent, (c) the Administrative Agent has received a favorable written opinion letter (addressed to the Administrative Agent and the Lenders) of Mayer Brown LLP, in form and substance reasonably satisfactory to the Administrative Agent (and the Company hereby requests such counsel to deliver such opinion letter) and (d) the Administrative Agent has received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Holdings and the Company, the authorization of the Novation and any other legal matters relating to Holdings and the Company, this Agreement or the Novation, all in form and substance satisfactory to the Administrative Agent and its counsel.

5.2 Effectiveness of Consent. The consent set forth in Section 3 hereof shall become effective when (a) Sections 1 and 2 have become effective in accordance with the Section 5.1 and (b) the Administrative Agent has received counterparts hereof signed by the Required Lenders.

Section 6 MISCELLANEOUS.

6.1 Continuing Effectiveness. Except to the extent expressly set forth herein, the Credit Agreement and the other Loan Documents remain in full force and effect and are ratified, approved and confirmed in all respects. After the effectiveness of Section 2 hereof, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby. Holdings and the Company agree that the consent set forth in Section 3 is limited to its specific terms and shall not constitute a consent or waiver with respect to any other matter under the Loan Documents.

6.2 Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which taken together shall constitute but one contract. A counterpart hereof, or signature page hereto, delivered to the Administrative Agent by facsimile or e-mail shall be effective as delivery of an original manually-signed counterpart.

6.3 Incorporation by Reference. The provisions of Sections 8.5, 8.11, 8.13 and 8.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.

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6.4 Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first above written.

MEAD JOHNSON NUTRITION COMPANY

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	Vice President and Treasurer

By:	/s/ Stanley D. Burhans
Name:	Stanley D. Burhans
Title:	Vice President and Controller

MEAD JOHNSON & COMPANY

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	Vice President and Treasurer

[Signature Page to Mead Johnson First Amendment and Consent]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Barbara Marks
Name:	Barbara Marks
Title:	Executive Director

[Signature Page to Mead Johnson First Amendment and Consent]

Bank of America, N.A., as a Lender

By:	/s/ David L. Catherall
Name:	David L. Catherall
Title:	Senior Vice President

November 6, 2009

[Signature Page to Mead Johnson First Amendment and Consent]

Bank of Tokyo Mitsubishi UFJ Trust Company, as a Lender

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Vice President

November 6, 2009

[Signature Page to Mead Johnson First Amendment and Consent]

Citicorp NA Inc., as a Lender

By:	/s/ Mark R. Floyd
Name:	Mark R. Floyd
Title:	Vice President

November 6, 2009

[Signature Page to Mead Johnson First Amendment and Consent]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Karim Blasetti
Name:	Karim Blasetti
Title:	Vice President

By:	/s/ Ilya Ivashkov
Name:	Ilya Ivashkov
Title:	Associate

November 6, 2009

[Signature Page to Mead Johnson First Amendment and Consent]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Ryan Vetsch
Name:	Ryan Vetsch
Title:	Authorized Signatory

November 6, 2009

[Signature Page to Mead Johnson First Amendment and Consent]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Gordon MacArthur
Name:	Gordon MacArthur
Title:	Authorized Signatory

November 6, 2009

[Signature Page to Mead Johnson First Amendment and Consent]

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Marie Haddad
Name:	Marie Haddad
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

November 6, 2009

[Signature Page to Mead Johnson First Amendment and Consent]

EXHIBIT A

FORM OF NOVATION NOTICE

November 5, 2009

JPMorgan Chase Bank, N.A.

as Administrative Agent for the Lenders

referred to below

c/o JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Re: Mead Johnson Nutrition Novation Notice

Ladies and Gentlemen:

Please refer to (a) the Three Year Revolving Credit Facility Agreement dated as of February 17, 2009 (the “Credit Agreement”) among Mead Johnson Nutrition Company, a Delaware corporation (“Holdings”), Mead Johnson & Company, a Delaware corporation (the “Company”), various lenders and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and (b) the First Amendment and Consent dated as of November 5, 2009 (the “Amendment”) to the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to such terms (by reference or otherwise) in the Amendment.

1. Novation Notice. Pursuant to Section 1 of the Amendment and Section 5.17 of the Credit Agreement, each of the undersigned confirms and agrees that (a) upon consummation of the Refinancing Transaction, Holdings shall become a Borrower under the Credit Agreement, having all rights and obligations previously held by the Company in its capacity as a Borrower (and Holdings expressly assumes all such obligations), and (b) upon Holdings becoming a Borrower, the Company shall become an Original Guarantor under the Credit Agreement. This letter is the Novation Notice referred to in Section 1 of the Amendment.

2. Confirmation. In furtherance of the foregoing, and with effect upon the consummation of the Refinancing Transaction, (a) the Company transfers by novation to Holdings all of its rights, liabilities, duties and obligations as a Borrower under the Credit Agreement, and Holdings accepts such rights, liabilities, duties and obligations; and (B) the Company accepts its designation as an Original Guarantor under the Credit Agreement and assumes all rights, liabilities, duties and obligations of an Original Guarantor under the Credit Agreement.

3. Representations and Warranties. Holdings and the Company represent and warrant to the Lenders and the Administrative Agent that the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

[Remainder of page intentionally left blank.]

Exh. A-1

                                                                 Mead Johnson Novation Notice

IN WITNESS WHEREOF, the parties hereto have signed this letter as of the date first above written.

MEAD JOHNSON NUTRITION COMPANY

By:
Name:	Kevin Wilson
Title:	Vice President and Treasurer

By:
Name:
Title:

MEAD JOHNSON & COMPANY

By:
Name:	Kevin Wilson
Title:	Vice President and Treasurer

By:
Name:
Title:

Acknowledged as of the date first above written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exh. A-2

                                                                 Mead Johnson Novation Notice